UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008
UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     Effective February 21, 2008, UDR, Inc. (the “Company”), entered into a Term Loan Agreement (the “Term Loan Agreement”) with each of Wachovia Capital Markets, LLC and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Bookrunners, Wachovia Bank, National Association, as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, each of PNC Bank, National Association, Regions Bank, SunTrust Bank and U.S. Bank National Association, as Documentation Agents, and each of the financial institutions initially a signatory thereto together with their assignees as set forth in the Term Loan Agreement.
     Under the terms and conditions set forth in the Term Loan Agreement, the Lenders (as defined in the Term Loan Agreement) have agreed to loan to the Company up to $200 million, with the one-time right to request an increase of up to an aggregate of $250 million. On February 21, 2008, the Company borrowed $200 million from the Lenders. On March 10, 2008, the Company borrowed an additional $40 million from the Lenders pursuant to the Term Loan Agreement.
     The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by the text of the Term Loan Agreement, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Term Loan Agreement dated as of February 21, 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, INC.
Date: March 14, 2008	/s/ David L. Messenger
David L. Messenger
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Term Loan Agreement dated as of February 21, 2008.